SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934


                 Date of Report: November 11, 1998
                 (Date of earliest event reported)


                    EcoTyre Technologies, Inc.
      (Exact name of registrant as specified in its charter)


Delaware                 0-27240                11-3234026
(State or other        (Commission             IRS Employer
jurisdiction of        File Number)        Identification Number)
Incorporation)

          895 Waverly Avenue Holtsville, New York   11742
         (Address of principal executive offices)     (Zip Code)


         Registrant's telephone number including area code

                            (516) 289-4545


    (Former name or Former address, if changed since last report.)

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Item 5:     Other Events.

     On November 11, 1998, the Company filed a Report on Form 15 requesting a termination of its reporting requirements under the Securities Acts. The Company has terminated its operations and its directors have tendered their resignations.

                          Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                 By:/s/Vito F. Alongi
                                    Vito F. Alongi, President
Dated: November 12, 1998